                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of
Urohealth Systems, Inc. for the registration of 996,600 shares of its Common Stock and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the financial statements of X-Cardia Corporation included in the Urohealth Systems, Inc. Registration Statement (Form S-4 No. 333-26503), filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California
August 19, 1997